1AlTi Global Second Quarter 2025 Earnings | August 11, 2025

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global wealth manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary advisor services underscored by a commitment to impact or values-aligned investing. The firm currently manages or advises on approximately $97 billion in combined assets and has an expansive network with more than 500 professionals across three continents. Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking, including statements regarding future financial results, long-term value goals, restructuring and resegmentation expectations. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 17, 2025, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). . Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income (Loss), Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures, and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

3AlTi Global at-a-glance U.S. vs. Non-U.S. Wealth Management AUM/AUA 59% vs. 41%$81B Wealth Management AUM/AUA 6 Acquisitions and integrations completed, or in process, globally since 2023 Client retention rate since 2021 96% 19 Offices across the globe in major financial centers Global strategic partnerships provide growth capital, access and relationships Years operating history focused on UHNW 20+ Note: Information as of June 30, 2025, unless otherwise noted 1) Excludes Kontora advisors Committed to impact strategies $5B 10 Years of average tenure for Wealth Management advisors1 96% Recurring revenues

4AlTi Global Comprehensive platform for UHNW families, foundations and endowments Large and expanding addressable market Uniquely global footprint Recurring revenue base Strong capital position underpinned by transformative strategic partners Identified pipeline of inorganic growth opportunities Skilled leadership team Becoming the preeminent, global UHNW wealth firm

How we got here

Over the past 40+ years, we have grown into an independent, global Ultra-High-Net-Worth wealth management platform with differentiated Alts and Impact Investing capabilities

1980

Establishment of **Tiedemann Investment Group ("TIG")**

TIG Advisors, LLC

Established the alternatives management firm focused on capital preservation & uncorrelated returns

1999

Founded Tiedemann Trust Company (later rebranded as **Tiedemann Wealth Management**)

TIEDEMANN ADVISORS

Enhanced suite of solutions by building a U.S.-focused multi-family office providing comprehensive financial advisory

2009

Global multi-family office created via development and acquisitions

Offices in London, Paris, Geneva, Hong Kong, Lugano and Lisbon

2023

Merger of entities and **listed on NASDAQ** on Jan 4, 2023

Rebrand to AlTi

Aimed to accelerate the growth, improve capital access and liquidity, and boost the market presence and credibility on a global scale

2024

Transformative strategic investments from two prominent institutional investors

Allianz X & Constellation Wealth Capital

Up to $450M (1)

Strategic investment to fuel AlTi's M&A pipeline, accelerate its international expansion and drive AlTi's organic growth

2025

Operational efficiency and **organic growth** initiatives and **exit of International Real Estate business**

Improved focus on the fast-growing wealth management sector and operating leverage of business

AlTi Global 5

1) Up to $450 million of strategic investment from Allianz X and Constellation Wealth Capital; As of June 30, 2025, AlTi has received $268 million investment from Allianz X and $150 million investment from Constellation Wealth Capital

Our addressable market –Wealth management

HNW / UHNW market is estimated at **$102T** and is expected to grow at a **~7%** CAGR to 2028 (1) (2) (3)


$264T (2) (4)
Global Financial Wealth
$102T (1) (2) (3)
HNW and UHNW
Investible Financial Wealth
AITi
$81B (5)
0.08%

Enormous upside potential, providing AITi a long runway for future growth

Independent channels continue to gain market share

Market Share by Advisor Channel (6)


RIA
B/D
Wirehouse
39%
40%
21%
32%
40%
28%
28%
41%
31%
2014
2024E
2027E

1) Source: Morgan Stanley and Oliver Wyman, "*Longevity Unlocked: Retiring in the Age of Aging*": investable personal financial wealth includes investable assets (deposits, equities, bonds, mutual funds and alternatives), excluding assets held in insurance policies, pensions and direct real estate or any other real assets
2) TAM assets for global financial wealth and for high-net-worth (HNW) and ultra-high-net-worth (UHNW) investible financial wealth reflect 2023 figures
3) High-net-worth (HNW) refers to individuals with a net worth of at least $5 million and ultra-high-net-worth (UHNW) refers to individuals with a net worth of at least $50 million
4) Source: Allianz Global Wealth Map; figures in EUR converted to USD using exchange rate of 1.105 as of 12/31/2023; financial wealth includes financial assets for private households
5) Represents AITi's Wealth Management AUM/AUA as of June 30, 2025
6) Source: Cerulli, U.S. RIA Marketplace 2023: RIA includes hybrid and independent RIAs; Broker Dealers include National and regional B/D, IBD, Insurance B/D and Retail bank B/D

AITi Global
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Our addressable market – Alternatives and Impact for UHNW

Global Demand for Alternatives[1]

Alternative AUM/AUA Growth and Forecast (2017-2030P)
$Trillions



10% CAGR
$9
$17
$29
$30
2017
2023
2029P
2030P

Increasing demand for alternatives, an estimated **$30 trillion market** by the end of 2030, **aligns with our expertise**

71% of relationship managers say UHNW investors favor alts more than clients from other wealth bands[2]

With Impact Priority[2]

Relevance of ESG Factors



Request ESG scores
Do not request ESG scores
32%
68%
of HNWIs request ESG scores for their sustainable product investments
68%

Clients and investors understand and want to invest responsibly and with **intent, as they think about legacy**

45% of UHNW investors view ESG as **essential** in their wealth management decisions[3]

1) Source: Preqin, *Global alternatives markets on course to exceed $30tn by 2030*
2) Source: Capgemini research institute, 2024 World Wealth Report
3) Source: Capgemini research institute, *Wealth managers can reignite investors' waning ESG enthusiasm*

AlTi Global

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8AlTi Global Business Overview

How we serve our clients

Investment Advisory Services

- Customized portfolios
- Differentiated expertise in alternatives and impact
- Newly established private debt partnership with Allianz
- Comprehensive, integrating reporting

Trust & Fiduciary

- Tax optimization
- Optimal wealth structures
- Global trustee services
- Administration of partnership structures

Governance & Education

- Values and mission development
- Wealth review and beneficiary alignment
- Family engagement / family governance / meeting facilitation
- Multigenerational education


Clients
Minimum of ~$25M in investable assets[1]

Estate & Wealth Planning

- Estate and succession planning
- Event and asset planning
- Tax management and mitigation

Philanthropy & Purposeful Giving

- Mission and outcomes
- Tax and planning strategies
- Governance and board management
- Foundation management

Family Office Services

- Accounting and financial modelling
- Bill pay, payroll and benefits, reporting
- Entity creation and management
- Coordination with outside advisors

AlTi Clients

- UHNW individuals and families
- Foundations & endowments
- Sovereign Wealth Funds
- Single-family offices
- Multi-family offices
- Institutional investors

1) General guidance; may differ based on specific client circumstance

AlTi Global
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Industry Recognitions

Our firm and its leaders have received numerous industry awards, solidifying our reputation for best-in-class service through third-party recognition.

Firm awards won

With Intelligence Private Asset Management Awards
Best Multi-Family Office Over $25 Billion (2024) (2025)
Best Outsourced CIO (2025)

With Intelligence HFM European Performance Awards
Best Event-driven Merger Arbitrage Strategy (2024)

Family Wealth Report Awards
Best Multi-Family Office $15 Billion AuM/AuA+ (2024)
Best Portfolio Management (Miami) (2024)

MoneyAge Wealth and Asset Management Awards
Family Office of the Year (2024)

WealthBriefingAsia EAM Awards
Best Philanthropy Offering (2024)

D Magazine
Top Wealth Manager (2024)

Individual awards and recognitions


Spear's
Power List (2024)
Michael Tiedemann


Private Asset Management
50 Most Influential (2024) (2025)
Robert Weeber


WealthBriefingAsia EAM
Top Female Executive (2024)
Anthonia Hui


Citywire Portugal
40 Under 40 (2024)
Joao Pisco


Investment Week
Investment Woman of the Year (2024)
Nancy Curtin


Wealth Solutions Report
Top 10 WM CMOs (2024)
Claire Verdirame


Citywire Italia
Top 50 (2024)
Giorgia Sanchini

Spear's Wealth Management Indices
Best Wealth Managers for Ultra-High-Net-Worth Clients (2024)
Nancy Curtin, Charlie Hamilton, Jakob Meidal, Tomas Gorgulho



AlTi Global

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11AlTi Global Family Office Operational Excellence Report AlTi’s second annual flagship report backed by global data, regional insights and actionable strategies Credible. Global. Actionable.  146 family offices surveyed across North America, Europe, and Asia- Pacific.  In partnership with Campden Wealth, a global authority on family office research.  Benchmarks the operational side of family offices, like talent, technology, service needs, governance, succession, AI, cybersecurity, and more.  In addition to benchmark data, the report provides insights and actionable strategies from AlTi. Enables Insights-Driven Business Development.  This is not just thought leadership, but a gateway to meaningful relationships.  Since launch, the report has driven measurable engagement.  300+ downloads | 220+ family office leaders briefed | 25+ media placements.  Hosted exclusive events in New York, London, Milan.  Embedded into advisor conversations and prospect meetings. Reinforces AlTi’s value proposition  It showcases our integrated capabilities, expertise, experience and high-caliber talent.  It positions us as a strategic partner, not a vendor, to family offices. This global research initiative is a strategic investment in our brand, our insights, and our pipeline. It positions AlTi as a leader in the fast-growing family office segment and gives us direct access to qualified prospects across North America, Europe, and Asia Pacific.

How we generate revenue

AlTi's topline performance is driven by recurring fee streams

~ 80% Recurring revenue (1)


Highly recurring
revenue nature

~ 20% Non-recurring revenue (1)

Management / advisory fees

- Investment management, advisory, trustee, and administration fees
- Management fees in Distributions from investments (4)
- Earned principally from Wealth & Capital Solutions segment
- Calculated primarily as a percentage of AUM/AUA

Other revenue

- Incentive fees in Distributions from investments (2)
- Incentive / performance fees (3)
- Other fees / income

Stable fee rates, long-duration clients and largely fee-on-assets revenue base underpin the recurring revenue model

1) Percentage represents illustrative contribution to total revenue informed by historical performance
2) Includes incentive fees distributed from AlTi's economic interest in the External Strategic Managers; primarily recognized Q1 of the following year
3) Includes primarily incentive fees from funds managed by AlTi's Arbitrage platform; primarily recognized in Q4 of a given year
4) Includes management fees distributed from AlTi's economic interest in the External Strategic Managers

AlTi Global

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13AlTi Global Note: Illustrative only; denotes general characteristics in each category Differentiated, comprehensive, and independent platform Well-positioned to meet and exceed the diverse needs of an expanding client base Boutique Multi-Family Offices Independent Wealth Managers End-market focus Platform approach HNW / UHNW expertise Tailored solutions Global Banks Size and scale International presence Independent, Integrated and International

14AlTi Global Seattle Portland San Francisco Dallas Miami Minneapolis Washington, D.C. Palm Beach Wilmington New York Lisbon Lugano Zurich Milan London Paris Singapore Hong Kong Global Footprint Unique global footprint Long-term expansion plan leveraging global footprint 9 Countries 19 Cities Market Opportunity Significant market size for UHNW clients Partner Footprint Strong AlTi and partner footprints Market Entry Low regulatory barriers and/or limited competition Scale Augment existing market presence or enter new markets with a clear path to meaningful scale AlTi Presence Global Headquarters Note: Information as of June 30, 2025 Hamburg

15AlTi Global AlTi is at an inflection point Strategic investment from Allianz X and CWC Partnerships and growth capital to accelerate AlTi’s growth story Skilled team AlTi has the management, governance, and employee talent to win Complementary expertise Interplay between Wealth, Alts and Impact is synergistic and underscores our unique story Operational efficiency AlTi is optimizing our operations and expense base to maximize efficiency Experience as a public company Two years after listing, AlTi has evolved into a compelling story for public investors Tailwinds in UHNW Wealth Management AlTi’s core customer base is expected to grow substantially, benefitting our business

16AlTi Global Strategic investments provide capital, access and relationships Global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. CWC provides flexible, long-term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships. AlTi announced strategic investment of up to $450M from our partners, Allianz X and CWC Fund M&A pipeline for compelling inorganic growth opportunities1 benefits from the strategic investment Accelerate international growth and expand global footprint2 Execute upon organic growth and efficiency initiatives3 Strategic partnerships with deeply experienced partners4

Allianz and CWC's investment is already bearing fruit

AITi expects to use the Allianz X and Constellation Wealth Capital. capital principally to fund accretive M&A

Notable acquisitions completed or announced

East End Advisors[1]

- New York-based independent advisory firm with ~$6B AUM
- Enhances Outsourced Chief Investment Officer (OCIO) capabilities
- Completed on April 3, 2024

Envoi[2]

- Minneapolis-based UHNW wealth manager with ~$3B AUM
- Expands operations to the Midwest region of the U.S., fortifying AITi's domestic footprint
- Completed on July 1, 2024

KONTORA[3]

- Hamburg-based UHNW wealth manager with ~$16B AUM/AUA
- Expands European presence through entry into Germany, the third largest UHNW market in the world
- Completed on April 30, 2025

Pipeline and criteria for future acquisitions

U.S. & International Markets	**$2B to $20B** AUM per Target in UHNW Managers

Profile	• Proven low volatility, long-duration earnings • Bias towards management vs. performance/incentive fee income • Attractive top-line growth potential • Proven high and sustainable margins • Accretive to earnings
Footprint/solutions	• Enter new, complementary and strategic markets • Grow market share in existing markets • Enhance solution set
Fit	• Ease of integration • Cultural alignment • Long-term, financially committed and incentivised management teams

1) See Form 8-K filed on April 1, 2024, and other Company filings with the SEC
2) See Form 8-K filed on July 1, 2024, and other Company filings with the SEC
3) See Form 8-K filed on March 6, 2025, and other Company filings with the SEC

AITi Global 17

18AlTi Global Allianz partnership extends beyond growth capital AlTi and Allianz Global Investors established a private markets investment program for UHNW wealth segment To provide unprecedented access to leading third-party managers with low minimum ticket sizes and expanded investment opportunities across strategies including secondaries & co-investments. Market Focus on $1.5 trillion global private credit market, initially focused on private debt Experience Tapping Allianz’ established, 25-year track record in private markets Scale Allianz represents one of the largest global private debt investors Growth Opportunity to reach massive, complementary Allianz client base and expand program into additional private markets asset classes Key Attributes A majority-owned joint venture to pioneer UHNW wealth access to private credit

19AlTi Global Business Leads Broad, global industry experience Leadership Michael Tiedemann Chief Executive Officer Kevin Moran President / Chief Operating Officer Michael Harrington Chief Financial Officer Colleen Graham Chief Legal, Compliance and Risk Officer Claire Verdirame Chief Marketing Officer Executive Team US Europe Nancy Curtin CIO – Global WM Brooke Connell President – US WM Craig Smith Chair – Global WM Robert Weeber President – International WM Office Colin Peters Chief Human Resources Officer Phillip Dundas Chief Technology Officer

Governance

Independent Board Directors



Timothy Keaney
Bank of New York
Board Chair



Norma Corio
American Express
Global Business Travel



Mark Furlong
BMO Harris Bank



Tracey Brophy Warson
Citi Private Bank



Nazim Cetin [1]
Allianz X



Andreas Wimmer [1]
Allianz SE

Dependent Board Directors



Michael Tiedemann
Chief Executive Officer



Ali Bouzarif
IIWaddi representative

Board Observer



Karl Heckenberg
CWC

Board Committees

Audit, Finance and Risk

Environmental, Social, Governance and Nominating

Human Capital and Compensation

Transaction

Trusted fiduciaries with strong individual track records

AlTi Global 20

1) Denotes Allianz Board Representatives

21AlTi Global Growth focused on stable, recurring revenue wealth management business Topline growth fueled by organic and inorganic growth strategy, supported by capital, relationships, scale and network of strategic partners Strong pipeline of strategic and accretive M&A opportunities globally Initiatives underway to reduce the cost basis using a zero-based budgeting (ZBB) approach In process of transforming the technology platform to enhance efficiency, productivity and scalability Focused on achieving economies of scale by leveraging global platform Financial flexibility to capitalize on future growth opportunities 01. Topline Growth 02. Margin Expansion 03. Balance Sheet Strength Expected financial drivers Well-defined path with a clear trajectory for long term growth

22AlTi Global Financial Highlights

23AlTi Global Financial(1) Key Performance Metrics • Revenues $53 million • Wealth Management and Capital Solution (“WM & CS”) revenues $52 million and Management fees $49 million, up 8% and 6% YoY, respectively • 99% of total revenues are recurring • GAAP Net Loss $30 million, Adjusted Net loss of $0.6 million • Consolidated Adjusted EBITDA $4 million • Wealth Management and Capital Solution (“WM & CS”) Consolidated Adj. EBITDA $14 million, relatively flat YoY Second Quarter Highlights • $97 billion of AUM/AUA, increased 35% YoY driven by growth in core WM & CS segment Consolidated Wealth Management & Capital Solutions (1) Adjusted EBITDA and Adjusted Net Income are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix • $88 billion of AUM/AUA, increased 39% YoY reflecting the Kontora and Envoi acquisitions, as well as strong market performance Strategic Initiatives • Closed the acquisition of Kontora, a Hamburg-based MFO with $16 billion in AUA/AUM on April 30th • Announced wind down of International Real Estate business on July 11th • Finalized expense optimization plan, built on Zero-Based-Budgeting (ZBB), with $20 million expected annual gross savings to be realized over the next two years

Second Quarter 2025

Select Financial and Operating Metrics

- **Revenue** of $53M, up 7% compared to $50M in Q2 2024 driven primarily by strong AUM/AUA growth primarily associated with the acquisitions of Kontora and Envoi, strong market performance, and improved ROA on the assets raised in the quarter. 99% of revenues were from recurring fees.
- **Total Operating Expenses** of $83M compared to $64M in Q2 2024 primarily driven by one-time professional fees tied to our Zero-Based Budgeting program and the provisioning of receivables associated with the international real estate business, as well as higher compensation costs tied to acquisitions as well to organizational streamlining initiatives. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $50M, compared to $44M in Q2 2024. The increase reflects the acquisitions, and technology investments. Sequentially, normalized operating expenses were up $1M reflecting the integration of Kontora, technology investments and FX losses
- **Other loss** of $5M, primarily driven by fair value adjustments—most notably losses on earn-out liabilities.
- **Adjusted EBITDA** of $4M compared to $6M in Q2 2024.
- **Adjusted Net loss** was $0.6M.
- **AUM/AUA** of $97B increased 35% YoY primarily associated with the acquisitions of Kontora and Envoi, strong market performance and improved ROA on the assets raised in the quarter.

($ in Millions)	2Q'25	1Q'25	2Q'24	% change vs. 2Q'24	% change vs. 1Q'25
Revenue	**$53.1**	**$58.0**	**$49.5**	**7 %**	**(8)%**
Mgmt./Advisory Fees	50.0	45.7	47.0	6 %	9 %
Incentive Fees	0.5	0.1	0.1	NM	NM
Distributions from Investments (1)	2.7	12.2	2.2	23 %	(78)%
Other Income/Fees	0.0	0.0	0.1	(100)%	NM
Total Operating Expenses	**$83.3**	**$71.5**	**$64.4**	**29 %**	**17 %**
Operating Income (Loss)	(30.1)	(13.5)	(15.0)	(101)%	123 %
Other Income (Loss)	(4.6)	9.0	4.8	NM	NM
GAAP Net Income (Loss)	**$(30.0)**	**$(2.9)**	**$(9.4)**	**NM**	**NM**
Adjusted Net Income (Loss)	**$(0.6)**	**$3.3**	**$(2.6)**	**77 %**	**(118)%**
Adjusted EBITDA	**$3.8**	**$9.4**	**$5.5**	**(31)%**	**(60)%**
Adjusted EBITDA Margin	7 %	16 %	11 %		
AUM/AUA ($B)	**$97.2**	**$75.9**	**$71.9**	**35 %**	**28 %**

1) Includes $2.6M, $2.5M, $2.0M and $1.9M in management fees from External Strategic Managers in Q2 2025, Q1 2025 and Q2 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global
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Wealth & Capital Solutions – Second Quarter 2025

Select Financial and Operating Metrics

- **Revenue** of $52M, up 8% compared to $48M in Q2 2024. This growth was largely driven by higher management fees, supported by a 12% YoY increase in segment AUM reflecting reflecting the acquisitions of Envoi and Kontora, strong market performance and improved ROA on the assets. 99% of revenues were from recurring fees.
- **Total Operating Expenses** $63M compared to $48M in Q2 2024 primarily driven by one-time professional fees tied to our Zero-Based Budgeting program and higher compensation costs tied to acquisitions and organizational streamlining initiatives. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $39M, compared to $36M in Q1 2025 Sequentially, normalized operating expenses increased by $1M, driven largely by the acquisitions and technology investments.
- **Adjusted EBITDA** of $14M was relatively flat to the comparable quarter in 2024.
- **AUA** of $88B increased 40% over the comparable quarter of 2024 reflecting principally the acquisitions of Kontora. **AUM** in the period was $46B, up 14% YoY, reflecting the acquisitions of Envoi and Kontora, strong market performance and improved ROA on the assets raised.

($ in Millions)	2Q'25	1Q'25	2Q'24	% change vs. 2Q'24	% change vs. 1Q'25
Revenue	**$52.4**	**$57.1**	**$48.4**	**8 %**	**(8)%**
Mgmt./Advisory Fees	49.2	44.8	46.2	6 %	10 %
Incentive Fees	0.5	0.1	0.1	NM	NM
Distributions from Investments [1]	2.7	12.2	2.2	23 %	(78)%
Other Income/Fees	0.0	0.0	-0.1	(100)%	NM
Total Operating Expenses	**$63.3**	**$54.9**	**$47.9**	**32 %**	**15 %**
Operating Income (Loss)	(11.0)	2.2	0.5	NM	NM
Adjusted EBITDA	**$13.6**	**$19.3**	**$13.9**	**(2)%**	**(30)%**
Adjusted EBITDA Margin	26 %	34 %	29 %	(10)%	(24)%
AUM/AUA ($B)	**$87.8**	**$67.2**	**$63.3**	**39 %**	**31 %**

1) Includes $2.6M, $2.5M, $2.0M and $1.9M in management fees from External Strategic Managers in Q2 2025, Q1 2025 and Q2 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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26AlTi Global Wealth & Capital Solutions – Wealth Management Operating Metrics – AUM/AUA See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Billions) 2Q’25 1Q’25 4Q’24 3Q’24 2Q’24 % change vs. 2Q'24 % change vs. 1Q'25 Beginning Balance: $ 42.9 $ 43.1 $ 44.7 $ 40.4 $ 35.5 20.8% (0.5)% Net client change 0.2 (0.2) (1.5) — 0.1 100.0 % NM Cash Flow, net (0.6) 0.1 (0.1) (0.3) (1.4) (57.1)% NM Market Performance, net 2.1 (0.1) (0.1) 1.6 0.4 NM NM Acquisitions (dispositions) 1.4 — — 3.0 5.8 (75.9)% NM AUM at Period End $ 45.9 $ 42.9 $ 43.1 $ 44.7 $ 40.4 13.6% 7.0 % Average AUM $ 44.4 $ 43.0 $ 43.9 $ 42.5 $ 37.9 17.2% 3.3 % Assets Under Management (AUM) ($ in Billions) 2Q’25 1Q’25 4Q’24 3Q’24 2Q’24 % change vs. 2Q'24 % change vs. 1Q'25 Beginning Balance: $60.6 $60.5 $61.0 $55.9 $53.5 13.3% 0.2 % Acquisitions 15.7 — — — — NM NM Change 4.5 0.1 (0.5) 5.1 2.4 87.5 % NM AUA at Period End $80.8 $60.6 $60.5 $61.0 $55.9 44.5% 33.3 % Average AUA $70.7 $60.5 $60.7 $58.5 $54.7 29.3% 16.9 % Assets Under Advisement (AUA)

27AlTi Global Wealth & Capital Solutions – Alternatives Platform Operating Metrics – AUM/AUA See definitions in the Appendix. 1) The fair value of this investment is reported on a one-month lag. ($ in Millions) March 31, 2025 Gross Appreciation New Investments Subscriptions Redemptions Distributions June 30, 2025 Average AUM/AUA Event-Driven $1,588 $84 $163 $130 $(144) $(5) $1,816 $1,702 External Strategic Managers: Real Estate Bridge Lending (1) 1,923 90 0 0 0 (42) 1,971 1,947 European Long Short Equities 1,902 141 0 42 (8) (9) 2,068 1,985 Asian Credit and Special Situations 1,173 3 0 2 (48) (4) 1,126 1,150 External Strategic Managers 4,998 234 0 44 (56) (55) 5,165 5,082 Total AUM/AUA $6,586 $318 $163 $174 $(200) $(60) $6,981 $6,784 ($ in Millions) March 31, 2024 Gross Appreciation New Investments Subscriptions Redemptions Distributions June 30, 2024 Average AUM/AUA Event-Driven $2,253 $(1) $0 $74 $(213) $(5) $2,108 $2,181 External Strategic Managers: Real Estate Bridge Lending (1) 2,143 (71) 0 0 0 9 2,081 2,112 European Long Short Equities 1,684 96 0 180 (218) (10) 1,732 1,708 Asian Credit and Special Situations 1,419 64 0 31 (77) (11) 1,426 1,423 External Strategic Managers 5,246 89 0 211 (295) (12) 5,239 5,243 Total AUM/AUA $7,499 $88 $0 $285 $(508) $(17) $7,347 $7,424

28AlTi Global Wealth & Capital Solutions – Alternatives Platform Operating Metrics Alternatives Platform Fund Performance(1) 1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information 2) This investment is reported with a one- month lag.. ($ in Millions) 2Q’25 1Q’25 4Q’24 3Q’24 2Q’24 Event-Driven 3.75% 1.95% (0.35)% 0.60% 0.02 % External Strategic Managers: Real Estate Bridge Lending (2) (0.86)% (1.19)% 0.45% (0.09)% 0.81 % European Long Short Equities 4.66% (0.75)% 2.72% 1.78% 5.29 % Asian Credit and Special Situations 0.18% 2.61% 2.04% 2.53% 2.78%

29AlTi Global International Real Estate Select Financial and Operating Metrics Real Estate - Public & Private Funds Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. 1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. ($ in Billions) 2Q’25 1Q’25 4Q’24 3Q’24 2Q’24 % change vs. 2Q'24 % change vs. 1Q'25 Beginning Balance: $8.7 $8.4 $9.0 $8.6 $10.0 (13)% 4 % Change 0.7 0.3 (0.6) 0.4 (1.4) (150)% 133 % AUM/AUA at quarter end (1) $9.4 $8.7 $8.4 $9.0 $8.6 9% 8 % Average AUM/AUA $9.1 $8.6 $8.7 $8.8 $9.3 (2)% 6% ($ in Millions) 2Q’25 1Q’25 2Q’24 % change vs. 2Q'24 % change vs. 1Q'25 Revenue $0.8 $0.9 $0.9 (11)% (11)% Mgmt./Advisory Fees 0.8 0.9 0.8 0% (11)% Other Income/Fees 0.0 0.0 0.2 (100)% (100)% Total Operating Expenses $5.3 $6.0 $9.6 (45)% (12)% Operating Income (Loss) (4.6) (5.1) (8.6) 47% (10)% Adjusted EBITDA $(1.2) $(2.9) $(5.3) (77)% (59)% Adjusted EBITDA Margin NM NM NM AUM/AUA ($B) $9.4 $8.7 $8.6 9% 8%

Consolidated Income Statement

($ in Thousands, except share data)	2Q'25	1Q'25	2Q'24
Revenue	Unaudited	Unaudited	Unaudited
Management/advisory fees	$49,989	$45,650	$47,029
Incentive fees	454	96	53
Distributions from investments	2,664	12,210	2,240
Other income/fees	20	7	131
Total income	53,127	57,963	49,453
Operating Expenses			
Compensation and employee benefits	44,601	42,274	38,893
Systems, technology and telephone	5,241	5,548	4,809
Sales, distribution and marketing	1,128	683	1,202
Occupancy costs	3,424	3,766	4,025
Professional fees	18,386	10,951	7,602
Travel and entertainment	1,008	920	1,326
Depreciation and amortization	4,619	4,349	3,813
General, administrative and other	4,867	2,961	2,738
Total operating expenses	83,274	71,452	64,408
Total operating income (loss)	(30,147)	(13,489)	(14,955)
Other Income (Expenses)			
Gain (loss) on investments	4,121	(6,195)	11,357
Gain (loss) on TRA	(748)	304	389
Gain (loss) on preferred stock tranche liability	(750)	2,540	—
Gain (loss) on earnout liabilities	(7,385)	12,583	(1,945)
Interest expense	(2)	(151)	(4,851)
Interest income	305	517	563
Other income (expense)	(146)	(603)	13
Income (loss) before taxes	(34,752)	(4,494)	(10,124)
Income tax (expense) benefit	4,709	1,612	756
Net income (loss)	(30,043)	(2,882)	(9,368)
Net (loss) income attributed to non-controlling interests in subsidiaries	(5,681)	(4,792)	(2,965)
Net income (loss) attributable to AlTi Global, Inc.	$(24,362)	$1,910	$(6,403)
Net Income (Loss) Per Share			
Basic	$(0.33)	$(0.04)	$(0.18)
Diluted	$(0.33)	$(0.04)	$(0.18)
Weighted Average Shares of Class A Common Stock Outstanding			
Basic	$99,915,503	$94,883,803	$71,738,190
Diluted	$99,915,503	$94,883,803	$71,738,190

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Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

31AlTi Global Consolidated Balance Sheet Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Thousands, except share data) As of June 30, 2025 As of December 31, 2024 Unaudited Unaudited Assets Cash and cash equivalents $42,414 $65,494 Fees receivable, net (includes $767 and $920 of related party receivables, respectively) 38,661 33,616 Investments at fair value 148,018 148,674 Equity method investments 5,471 27,517 Intangible assets, net of accumulated amortization 480,726 469,563 Goodwill 386,878 377,842 Operating lease right-of-use assets 49,979 50,436 Deferred tax asset, net 29,484 21,505 Other assets, net 58,847 59,797 Contingent consideration receivable 2,293 1,389 Total assets $1,242,771 $1,255,833 Liabilities Accounts payable and accrued expenses $28,893 $33,976 Accrued compensation and profit sharing 34,683 60,074 Accrued member distributions payable 3,260 3,355 Earn-out liabilities, at fair value 58,448 64,639 TRA liability (includes $9,822 and $9,378 at fair value, respectively) 30,382 28,765 Preferred stock tranche liability, at fair value 2,150 3,940 Earn-in consideration payable — 932 Operating lease liabilities 64,338 63,055 Debt, net of unamortized deferred financing cost 673 — Deferred tax liability, net 14,785 10,977 Other liabilities, net 14,972 15,925 Total liabilities $252,584 $285,638 Mezzanine Equity Series A Redeemable Cumulative Convertible Preferred stock, $0.0001 par value, 795,947 shares authorized, 164,914 shares issued and outstanding at June 30, 2025, 140,000 shares authorized, 140,000 issued and outstanding at December 31, 2024 164,914 142,858 Series C Redeemable Cumulative Convertible Preferred stock, $0.0001 par value, 150,000 shares authorized, 150,000 shares issued and outstanding at June 30, 2025, and 150,000 shares authorized, 150,000 issued and outstanding at December 31, 2024 168,681 160,808 Shareholders’ Equity Common stock, Class A, $0.0001 par value, 875,000,000 authorized, 101,567,545 and 93,686,980 issued and outstanding, respectively 10 9 Common stock, Class B, $0.0001 par value, 150,000,000 authorized, 45,110,224 and 46,138,876 issued and outstanding, respectively — — Common stock, Class C Non-Voting, $0.0001 par value, 9,000,000 authorized, 0 and 0 issued and outstanding, respectively — — Treasury stock, at cost: 0 and 0 shares as of June 30, 2025 and December 31, 2024, respectively — — Additional paid-in capital 665,605 652,857 Retained earnings (accumulated deficit) (320,768) (296,561) Accumulated other comprehensive income (loss) 6,960 (1,569) Total AlTi Global, Inc. shareholders’ equity 685,402 658,402 Non-controlling interest in subsidiaries 304,785 311,793 Total shareholders’ equity 990,187 970,195 Total liabilities, mezzanine equity, and shareholders’ equity $1,242,771 $1,255,833

Segment Income Statement

($ in Thousands)	For the Three Months Ended 06/30/2025				For the Three Months Ended 06/30/2024			
	Wealth & Capital Solutions	International Real Estate	Corporate	Total	Wealth & Capital Solutions	International Real Estate	Corporate	Total
Revenue								
Management/advisory fees	$49,238	$751	$—	$49,989	$46,249	$780	$—	$47,029
Incentive fees	454	—	—	454	53	—	—	53
Distributions from investments	2,664	—	—	2,664	2,240	—	—	2,240
Other income/fees	20	—	—	20	(141)	167	105	131
Total income	$52,376	$751	$—	$53,127	$48,401	$947	$105	$49,453
Operating Expenses								
Compensation and employee benefits	38,120	1,100	5,381	44,601	29,998	5,362	3,533	38,893
Systems, technology and telephone	4,522	211	508	5,241	4,162	238	409	4,809
Sales, distribution and marketing	971	77	80	1,128	1,058	192	(48)	1,202
Occupancy costs	2,986	204	234	3,424	3,560	233	232	4,025
Professional fees	9,936	2,965	5,485	18,386	2,915	2,957	1,730	7,602
Travel and entertainment	784	68	156	1,008	946	137	243	1,326
Depreciation and amortization	4,312	—	307	4,619	3,599	45	169	3,813
General, administrative and other	1,707	700	2,460	4,867	1,623	423	692	2,738
Total operating expenses	$63,338	$5,325	$14,611	$83,274	$47,861	$9,587	$6,960	$64,408
Total operating income (loss)	(10,962)	(4,574)	(14,611)	(30,147)	540	(8,640)	(6,855)	(14,955)
Other Income (Expenses)								
Impairment loss on goodwill and intangible assets	—	—	—	—	—	(695)	—	(695)
Gain (loss) on investments	3,459	636	26	4,121	13,794	(2,485)	48	11,357
Gain (loss) on Preferred stock tranche liability	—	—	(750)	(750)	—	—	—	—
Gain (loss) on earn-out liability	(1,981)	—	(5,404)	(7,385)	(757)	—	(1,188)	(1,945)
Gain (loss) on TRA	—	—	(748)	(748)	—	—	389	389
Interest expense	(1)	—	(1)	(2)	(190)	35	(4,696)	(4,851)
Interest income	152	1	152	305	186	—	377	563
Other income	(60)	—	(86)	(146)	8	(2)	7	13
Income (loss) before taxes	(9,393)	(3,937)	(21,422)	(34,752)	13,581	(11,787)	(11,918)	(10,124)
Income tax (expenses) benefit	(304)	(78)	5,091	4,709	(796)	122	1,430	756
Net income (loss)	$(9,697)	$(4,015)	$(16,331)	$(30,043)	$12,785	$(11,665)	$(10,488)	$(9,368)

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33AlTi Global Segment Income Statement (cont.) Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Thousands) Wealth & Capital Solutions International Real Estate Corporate Total Revenue Management/advisory fees $44,774 $876 $— $45,650 Incentive fees 96 — — 96 Distributions from investments 12,210 — — 12,210 Other income/fees 6 1 — 7 Total income $57,086 $877 $— $57,963 Operating Expenses Compensation and employee benefits 33,373 1,854 7,047 42,274 Systems, technology and telephone 4,865 226 457 5,548 Sales, distribution and marketing 569 79 35 683 Occupancy costs 3,300 234 232 3,766 Professional fees 6,021 1,833 3,097 10,951 Travel and entertainment 706 63 151 920 Depreciation and amortization 4,015 — 334 4,349 General, administrative and other 2,003 1,665 (707) 2,961 Total operating expenses $54,852 $5,954 $10,646 $71,452 Total operating income (loss) 2,234 (5,077) (10,646) (13,489) Other Income (Expenses) Impairment loss on goodwill and intangible assets — — — — Gain (loss) on investments (4,350) (1,839) (6) (6,195) Gain (loss) on Preferred stock tranche liability — — 2,540 2,540 Gain (loss) on earn-out liability 1,043 — 11,540 12,583 Gain (loss) on TRA — — 304 304 Interest expense (150) — (1) (151) Interest income 258 10 249 517 Other income (536) — (67) (603) Income (loss) before taxes (1,501) (6,906) 3,913 (4,494) Income tax (expenses) benefit (635) (11) 2,258 1,612 Net income (loss) $(2,136) $(6,917) $6,171 $(2,882) For the Three Months Ended 03/31/2025

Non-GAAP Reconciliation

($ in Thousands)	For the Three Months Ended 6/30/2025 Wealth & Capital Solutions	International Real Estate	Corporate	Total	For the Three Months Ended 6/30/2024 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (9,393)	$ (3,937)	$ (21,422)	$ (34,752)	$ 13,581	$ (11,787)	$ (11,918)	$ (10,124)
Stock based compensation (a)	8,221	36	935	9,192	3,075	41	483	3,599
Stock based compensation - Legacy (b)	—	—	—	—	—	—	—	—
Transaction expenses (c)	4,480	214	2,495	7,189	4,973	1,900	1,480	8,353
Change in fair value of (gains)/losses on TRA (d)	—	—	748	748	—	—	(389)	(389)
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (e)	(3,003)	(945)	—	(3,948)	(11,163)	243	(41)	(10,961)
Change in fair value of earnout liabilities (f)	1,981	—	5,404	7,385	722	—	1,187	1,909
Organization streamlining cost (g)	6,950	2,902	2,183	12,035	972	234	1,256	2,462
Impairment (non-cash) (h)	—	298	—	298	2,354	3,813	—	6,167
(Gains)/Losses on EMI/Carried Interest (non-cash) (i)	—	224	—	224	(4,433)	274	—	(4,159)
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (j)	—	11	—	11	—	(54)	—	(54)
Change in fair value of Preferred stock tranche liability (k)	—	—	750	750	—	—	—	—
Adjusted income (loss) before taxes	9,236	(1,197)	(8,907)	(868)	10,081	(5,336)	(7,942)	(3,197)
Adjusted income tax (expense) benefit	(3,338)	443	3,137	242	(1,692)	393	1,900	601
Adjusted Net Income	5,898	(754)	(5,770)	(626)	8,389	(4,943)	(6,042)	(2,596)
Interest expense	1	-	1	2	190	(35)	4,696	4,851
Income tax expense	304	78	(5,091)	(4,709)	796	(122)	(1,430)	(756)
Net income tax adjustments	3,035	(521)	1,953	4,467	896	(271)	(470)	155
Depreciation and amortization	4,312	-	307	4,619	3,599	45	169	3,813
Adjusted EBITDA	$ 13,550	$ (1,197)	$ (8,600)	$ 3,753	$ 13,870	$ (5,326)	$ (3,077)	$ 5,467

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
e) Add-back of the change in unrealized gains/losses related to Investments held at fair value.
f) Add-back to the change in fair value of the earn-out liabilities.
g) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
h) Add-back of impairment of carried interest/equity method investments.
i) Add-back of the amortization of the step-up in equity method investments.
j) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
k) Add-back of the change in fair value of Preferred stock tranche liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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Non-GAAP Reconciliation (cont.)

($ in Thousands)	For the Three Months Ended 3/31/2025 Wealth & Capital Solutions	International Real Estate	Corporate	Total
Net income before taxes	$ (1,501)	$ (6,906)	$ 3,913	$ (4,494)
Stock based compensation (a)	5,830	31	1,150	7,011
Stock based compensation - Legacy (b)	—	—	—	—
Transaction expenses (c)	5,376	431	1,197	7,004
Change in fair value of (gains)/losses on TRA (d)	—	—	(304)	(304)
Changes in fair value of (gains)/losses on investments and non-recurring realized gain/losses on sales (e)	4,334	99	—	4,433
Change in fair value of earnout liabilities (f)	(1,042)	—	(11,541)	(12,583)
Organization streamlining cost (g)	2,122	1,010	767	3,899
Impairment (non-cash) (h)	—	1,925	—	1,925
(Gains)/Losses on EMI/Carried Interest (non-cash) (i)	—	242	—	242
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (j)	—	298	—	298
Change in fair value of Preferred stock tranche liability (k)	—	—	(2,540)	(2,540)
Adjusted income (loss) before taxes	15,119	(2,870)	(7,358)	4,891
Adjusted income tax (expense) benefit	(5,011)	951	2,438	(1,622)
Adjusted Net Income	10,108	(1,919)	(4,920)	3,269
Interest expense	150	—	1	151
Income tax expense	635	11	(2,258)	(1,612)
Net income tax adjustments	4,375	(962)	(179)	3,234
Depreciation and amortization	4,015	—	334	4,349
Adjusted EBITDA	$ 19,283	$ (2,870)	$ (7,022)	$ 9,391

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others.
d) Add-back of the change in unrealized gains/losses related primarily to the TRA liability.
e) Add-back of the change in unrealized gains/losses related to Investments held at fair value.
f) Add-back to the change in fair value of the earn-out liabilities.
g) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment.
h) Add-back of impairment of carried interest/equity method investments.
i) Add-back of the amortization of the step-up in equity method investments.
j) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
k) Add-back of the change in fair value of Preferred stock tranche liability.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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36AlTi Global Appendix

37AlTi Global Glossary Assets Under Management and Assets Under Advisement. Unless otherwise defined and subject to applicable regulations, assets under management (“AUM”) refers to assets on which a business provides continuous and regular billable supervisory or discretionary management services and non-discretionary arrangements constituting investment advice of an on-going nature. Assets under advisement (“AUA”) refers to assets that are managed or custodied, as well as non-discretionary assets that are not managed but are overseen in a consulting or similar capacity. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi is calculated as follows: (a) AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charge fees, including under co-investment arrangements. Non- billable assets are exempt of fees and can include cash and cash equivalents, real estate, investment consulting assets and other types of assets designated as such; (b) for the purpose of calculating International Real Estate co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake; and (c) our AUM/AUA includes the assets under management of each of our External Strategic Managers. AlTi’s AUM/AUA should not be viewed as AUM reporting for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. External Strategic Managers. are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

38AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented are unaudited. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what it believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

39AlTi Global Investment • Up to $300M ($250M funded July 31, 2024 and $19M funded May 13, 2025). Option to invest an additional $31M in the future) • $150M ($115M funded in April 2024 and $35M funded in May 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M ($19M of which was funded May 13, 2025) also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Strategic Partnerships

40AlTi Global Thank You